UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2025

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Sono Group N.V.

(Exact name of registrant as specified in its charter)

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Netherlands	001-41066	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waldmeisterstrasse 93

Munich, Germany 80935

(Address of Principal Executive Offices) (Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, Sono Group N.V. (the “Company”) and YA II PN, Ltd. (“Yorkville”), entered into (i) a securities purchase agreement, dated December 30, 2024 (as amended, the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell and issue to Yorkville a new convertible debenture (the “Debenture”) in the aggregate principal amount of $5,000,000 and (ii) an exchange agreement, dated December 30, 2024 (as amended, the “Exchange Agreement”), pursuant to which the Company agreed to issue shares of preferred stock of the Company to Yorkville in exchange for the surrender and cancellation of all of the debentures held by Yorkville. The obligations of the parties under the Securities Purchase Agreement and the Exchange Agreement are subject to certain conditions and limitations, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the Company’s ordinary shares (the “Ordinary Shares”) on the Nasdaq Capital Market. The Company and Yorkville subsequently entered into two Omnibus Amendments to Transaction Documents, respectively dated February 12, 2025 (the “First Omnibus Amendment”) and March 7, 2025, pursuant to which the Company and Yorkville agreed to modify certain terms of the Securities Purchase Agreement and the Exchange Agreement.

On March 25, 2025, the Company and Yorkville entered into a thirdOmnibus Amendment to Transaction Documents (the “New Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance by Yorkville to the Company of $1,000,000 in the form of a secured convertible debenture in the aggregate principal amount of $1,000,000 (the “Second Debenture”). As previously disclosed, a prior advance of $1,000,000 was funded on February 12, 2025 in connection with the First Omnibus Amendment in the form of a secured convertible debenture in the aggregate principal amount of $1,000,000 (the “First Debenture”). As a result of the issuance of the First Debenture and the Second Debenture, and pursuant to the New Omnibus Amendment, the Debenture to be issued to Yorkville, upon the satisfaction of all of the conditions set forth in the Securities Purchase Agreement, will have an aggregate principal amount of $3,000,000. Under the terms of the New Omnibus Amendment, Debenture 6 (as defined in the Exchange Agreement), will collectively consist of the Debenture, the First Debenture and the Second Debenture for purposes of the transactions contemplated by the Exchange Agreement.

The Second Debenture will mature on March 24, 2026, which maturity date may be extended at the option of Yorkville. Further, interest accrues on the outstanding principal balance of the Second Debenture at an annual rate of 12%, which will increase to an annual rate of 18% upon an Event of Default (as defined in the Second Debenture) for so long as such Event of Default remains uncured. Yorkville will have the right to convert the Second Debenture into Ordinary Shares of the Company at the lower of (i) a price per Ordinary Share equal to $18.75 or (ii) 85% of the lowest daily volume weighted average price of the Ordinary Shares during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Conversion Date”); provided that the Variable Conversion Date may not be lower than the Floor Price (as defined in the Second Debenture) then in effect or the nominal value of one Ordinary Share. Net proceeds to the Company from the Second Debenture were $1,000,000.

The foregoing description of the Second Debenture and New Omnibus Amendment does not purport to be complete and is qualified in its entirety by the terms of the Second Debenture and New Omnibus Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 24, 2025, the Company issued a press release announcing the signing of a new co-marketing agreement between Sono Motors GmbH, a wholly-owned subsidiary of the Company, and Merlin Solar Technologies, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit	Description of Exhibit

10.1	Secured Convertible Debenture dated March 25, 2025
10.2	Omnibus Amendment to Transaction Documents
99.1	Press Release dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

Date: March 26, 2025	By:	/s/ George O'Leary
George O'Leary
Managing Director